UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

TELKONET, INC.
(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Innovation Drive, Suite 300 Milwaukee, Wisconsin	53226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant

On May 26, 2011, the Audit Committee of the Board of Directors of Telkonet, Inc. (the “Company”) dismissed RBSM LLP as the Company’s independent registered public accounting firm, and appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s new independent registered public accounting firm.

RBSM LLP’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that the reports of RBSM LLP on the Company’s financial statements for each of fiscal year 2009 and fiscal year 2010 contained an explanatory paragraph, which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2010 and 2009, and the subsequent interim period through May 26, 2011, there were no disagreements between the Company and RBSM LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RBSM LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements of the Company for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years ended December 31, 2010 and 2009 or during the subsequent interim period through May 26, 2011.

The Company has provided RBSM LLP with a copy of the foregoing disclosures.  Attached as Exhibit 16.1 is a letter from RBSM LLP, dated May 26, 2011, stating their agreement with such statements.

During the fiscal years ended December 31, 2010 and 2009, and the subsequent interim period through May 26, 2011, the Company did not consult with Baker Tilly regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter of RBSM LLP regarding change inindependent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2011	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter of RBSM LLP regarding change inindependent registered public accounting firm.